Exhibit 10.3

Dated April 15, 2016

Escrow Agreement

between

MUFG Union Bank, N.A.,

as Escrow Agent

Deutsche Bank AG New York Branch

as Administrative Agent and Collateral Agent

ON Semiconductor Corporation

as Borrower

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036-2787

SCHEDULES:

Schedule I-1	—	Designation of Authorized Representatives of Borrower
Schedule I-2	—	Designation of Authorized Representatives of Agents
Schedule II	—	Schedule of Fees

ANNEXES:

Annex I	—	Form of Borrower Release Request
Annex II	—	Form of Collateral Agent Notice
Annex III	—	Form of Collateral Agent Payment Default Notice

ESCROW AGREEMENT (this “Agreement”), dated as of April 15, 2016, among MUFG Union Bank, N.A., a national banking association, as escrow agent, securities intermediary and depositary bank (in each such capacity, the “Escrow Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents” and each an “Agent”) under the Credit Agreement (as defined herein), and ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”, and together with the Agents, sometimes referred to individually as “Party” and collectively as the “Parties”).

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement; provided that the Escrow Agent shall not be deemed to have any knowledge of nor obligation to ascertain the meaning of any capitalized term not defined herein.

R E C I T A L S :

WHEREAS, this Agreement is being entered into in connection with that certain Credit Agreement (the “Credit Agreement”) dated as of the date hereof, by and among the Borrower, as borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other parties thereto, pursuant to which the Lenders will make term loans to the Borrower in an aggregate principal amount of $2,200,000,000 (the “Term Loans”);

WHEREAS, the Borrower intends to use the net proceeds from the Term Loans to finance the Transactions (including payment of the purchase price for the Acquisition) and for general corporate purposes;

WHEREAS, the Borrower currently does not expect to consummate the Acquisition contemporaneously with the making of the Term Loans, and has agreed with the Agents and the Lenders in the Credit Agreement to enter into this Agreement and to deposit into escrow the net proceeds from the Term Loans and other funds as provided herein;

WHEREAS, concurrently with the borrowing of the Term Loans on the date hereof, the Borrower will deposit or cause to be deposited the Borrower’s Deposit (as defined below) with the Escrow Agent, as hereinafter provided;

WHEREAS, in the event that the Borrower is deemed to have an ownership interest in the Escrow Account (other than the limited contractual right to receive the Escrow Property (as defined below)), then as security for the Obligations under the Credit Agreement, the Borrower hereby grants to the Collateral Agent, for the sole and exclusive benefit of the Secured Parties, a first priority security interest in and lien on the Escrow Account and the other Collateral; and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Acquisition Effective Date”: as defined in Section 3(b).

“Alternate Investment”: as defined in Section 2(a)(ii).

“Authorized Representative”: as defined in Section 3(g).

“Borrower Release Request”: a certificate signed by an Authorized Representative of the Borrower requesting release of the Escrow Property in the form attached hereto as Annex I (or in another form acceptable to the Collateral Agent and the Borrower, as identified in writing to the Escrow Agent prior to the delivery of the Borrower Release Request), certifying as to the matters specified therein and acknowledged in writing by the Administrative Agent.

“Borrower’s Deposit”: as defined in Section 2(a)(i).

“Business Day”: is defined as any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed.

“Closing Date”: April 15, 2016.

“Collateral”: as defined in Section 6(a).

“Collateral Agent Notice”: a notice sent pursuant to Section 3(d) by an Authorized Representative of the Collateral Agent in the form of Annex II.

“Collateral Agent Payment Default Notice”: as defined in Section 3(e).

“Credit Agreement”: as defined in the recitals.

“Distributions”: as defined in Section 2(a)(ii).

“Eligible Escrow Investments”: (a) U.S. dollar denominated institutional money market funds (“MMMF”), governed by Rule 2a-7 under the Investment Company Act of 1940 and rated “AAAm” by S&P and/or “Aaa-mf” by Moody’s, including funds made available by the Escrow Agent or any of its affiliates, in which case the Collateral Agent and the Borrower acknowledge that they have received from the Escrow Agent, either directly or via access to a relevant website, a current copy of the prospectus for the money market fund investment they have authorized and (b) the BTMU IDA.

“Escrow Account”: as defined in Section 2(a).

“Escrow Conditions Deadline”: November 18, 2016.

“Escrow Property”: as defined in Section 2(a)(ii).

“Initial Deposit”: as defined in Section 2(a)(i).

“Lenders”: as defined in the recitals.

“Net Proceeds Deposit”: as defined in Section 2(a)(i).

“Obligations”: as defined in the Credit Agreement.

“Permitted Liens”: as defined in the Credit Agreement.

“Secured Parties”: collectively, the Arrangers, the Collateral Agent and the other Agents (as defined in the Credit Agreement), the Lenders, each Indemnitee pursuant to Section 11.5 of the Credit Agreement and each co-agent or sub-agent appointed by the Collateral Agent or the Administrative Agent from time to time pursuant to the Credit Agreement.

“Term Loans”: as defined in the recitals.

“UCC”: the Uniform Commercial Code as in effect in the State of New York, as may be amended from time to time.

Section 2. Escrow Accounts; Escrow Agent.

(a) Establishment of Escrow Accounts. (i) The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. Concurrently with the execution and delivery hereof, the Escrow Agent shall establish escrow accounts in the name of Deutsche Bank AG New York Branch, as Collateral Agent, entitled “Deutsche Bank AG New York Branch, as Collateral Agent, Escrow Account” (collectively referred to herein each as the “Escrow Account” and together the “Escrow Accounts”). Concurrently with the execution and delivery hereof and the making of the Term Loans, amounts will be deposited into the Escrow Accounts as follows:

(A) as provided in the Credit Agreement, the Administrative Agent will deposit with the Escrow Agent $2,167,000,000 (Two Billion One Hundred Sixty-Seven Million Dollars) in cash or by wire transfer in immediately available funds (the “Net Proceeds Deposit”), which amount represents the gross proceeds from the Term Loans, net of original issue discount.

(B) the Borrower will deposit with the Escrow Agent $67,650,000 (Sixty-Seven Million Six Hundred Fifty Thousand Dollars) in cash or by wire transfer in immediately available funds (the “Borrower’s Deposit”), which amount represents (i) the difference between the original principal amount of the Term Loans and (ii) the Net Proceeds Deposit, plus an amount equal to regularly accruing interest on the Term Loans for (1) the period from the Closing Date until May 2, 2016, accruing interest as Eurocurrency Loans with two consecutive one-week Interest Periods, and (2) the next three one-month Interest Periods thereafter accruing interest as Eurocurrency Loans, assuming that the full amount of Term Loans that are outstanding on such date remain outstanding throughout such periods (such amount, the “Initial Interest Deposit”).

As a result of the Net Proceeds Deposit and the Borrower’s Deposit made pursuant to clauses (A) and (B) above, the aggregate amount deposited with the Escrow Agent on the date hereof will be $2,234,650,000 (Two Billion Two Hundred Thirty-Four Million Six Hundred Fifty Thousand Dollars) (the “Initial Deposit”), which amount is sufficient to repay in cash the Term Loans, in whole and not in part, at par, plus accrued and unpaid interest thereon for (1) the period from the Closing Date until May 1, 2016 and (2) the next three one-month Interest Periods thereafter.

(ii) The Escrow Agent shall accept the Initial Deposit and shall hold such funds, all investments thereof, any Distributions (as hereinafter defined) and the proceeds of the foregoing in the Escrow Accounts. All amounts so deposited, all funds, securities or property now or hereafter credited to the Escrow Account or otherwise registered in the name of the Collateral Agent, and the interest thereon, and dividends, distributions and other payments or proceeds in respect of any of the foregoing (collectively, the “Distributions”), less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrow Property.” It is understood and agreed that all investments hereunder shall be directed by the Borrower and the Escrow Agent shall have no investment discretion with regard to any selected investment. As further provided below, the Escrow Agent shall continually invest any portion of the Escrow Property designated by the Borrower only in alternative (b) of the Eligible Escrow Investments as defined above, until otherwise directed by the Borrower in writing. If directed in accordance with this Section 2(a)(ii), the Escrow Agent shall invest any portion of the Escrow Property that is desired to be maintained as securities only in a MMMF selected by the Borrower pursuant to alternative (a) of the Eligible Escrow Investments, as defined above. To the extent applicable, the Escrow Agent is hereby directed to hold the cash portion of the Escrow Property, as designated by the Borrower, in one or more demand deposit accounts (the “Cash Accounts”), and any securities, including the permitted MMMF, in separate securities accounts (the “Securities Accounts” which along with the Cash Accounts constitute the Escrow Accounts) and to promptly transfer to the Cash Accounts any cash in the Securities Accounts that is not promptly invested in MMMFs. Borrower hereby directs the Escrow Agent to hold the Escrow Property in the Cash Accounts and invest and reinvest the Escrow Property and the proceeds thereof in an interest bearing demand deposit account, or a successor investment offered by Escrow Agent, and this authorization is a permanent investment direction until the Escrow Agent is directed in writing by an Authorized Representative of the Borrower of permissible alternate instructions consistent with the definition of Eligible Escrow Investments (“Alternate Investment”). Interest bearing demand deposit accounts have rates of interest or compensation that may vary from time to time as determined by the Escrow Agent. The Parties recognize and agree that instructions to make any other Alternative Investment, and any instruction to change investments must be in writing and executed by an Authorized Representative of the Borrower and shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity and the Escrow Agent or any affiliated entity may act as counterparty with respect to such investments. Each of the Parties and the Escrow Agent agree that all financial assets will either be registered in the name of the Collateral Agent or credited to the Securities Account and registered in the name of the Escrow Agent or indorsed to the Escrow Agent or in blank and credited to the Securities Account or an account of the Escrow Agent at another securities intermediary. In no case will any financial assets constituting the Escrow Property be registered in the name of the Borrower, payable to the order of the Borrower or indorsed to the Borrower. Each of the Parties and the Escrow Agent agree that the Collateral Agent shall be its sole customer with respect to all Cash Accounts. All Escrow Property shall be held in the appropriate Escrow Accounts until disbursed in accordance with the terms hereof. The Escrow Accounts and all property credited thereto, including the Escrow Property shall be under the control (within the meaning of Sections 9-104 and 9-106 of the UCC) of the Collateral Agent for the benefit of the Secured Parties.

(iii) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrow Property. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of an Authorized Representative of the Borrower to give the Escrow Agent instructions to invest or reinvest the Escrow Property. The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee or trade execution fee in connection with each transaction. The Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Accounts or the purchase, sale, retention or other disposition of any investment described herein, and each Party acknowledges that it was not offered any advice or recommendation by the Escrow Agent with regard to any investment and has made an independent assessment of the suitability for its own purposes of any of any investment hereunder. Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of any Eligible Escrow Investment furnished in any report or statement may be obtained from third party sources and is furnished for the exclusive use of the Parties. The Escrow Agent has no responsibility whatsoever to determine the market or other value of any Eligible Escrow Investment and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale of an Eligible Escrow Investment. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. All interest or other income earned under this Agreement shall be allocated to the Borrower and reported, by the Escrow Agent to the Internal Revenue Service (“IRS”), or any other taxing authority, on IRS Form 1099 or 1042-S (or other appropriate or successor form) as income earned from the Initial Deposit by the Borrower whether or not said income has been distributed during such year. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to the Agreement, that occurs outside the Escrow Property (other than with respect to income earned from the Initial Deposit by the Borrower in accordance with the previous sentence). The Borrower shall provide the Escrow Agent with a properly executed IRS Form W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request. The Borrower understands that if the appropriate IRS Forms W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request are not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and by other applicable Law, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(b) Escrow Agent Compensation; Expense Reimbursement. (i) The Borrower shall pay, or cause to be paid, to the Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Schedule II. The Escrow Agent shall be paid any compensation owed to it directly by the Borrower and shall not disburse from any Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Accounts with respect to such amounts. The provisions of this clause (i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent. The Parties further agree to the disclosures and agreements set forth in Schedule II.

(ii) The Borrower shall reimburse the Escrow Agent upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable and documented out-of-pocket expenses and disbursements of its counsel (limited to one outside counsel and one local counsel in each relevant jurisdiction). The Escrow Agent shall be paid any such expenses owed to it directly by the Borrower and shall not disburse from any Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Accounts with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(c) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 days’ prior written notice to the Borrower and the Collateral Agent. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrow Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to such funds, or this Agreement, in each case to a successor escrow agent mutually approved by the Borrower and the Collateral Agent (which approvals shall not be unreasonably withheld or delayed) and (ii) the Borrower, the Agents and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Agents and the Lenders than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Borrower, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent is connection with such proceedings shall be paid by, and be deemed an obligation of, the Borrower.

Section 3. Release of Escrow Property. Subject to Section 2(a)(ii), the Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

(a) Except as otherwise provided in Section 9(o) hereof, the Escrow Agent will only release the Escrow Property in the cases specifically provided for in this Section 3, in each instance, with Escrow Agent acting up such instruction within one (1) Business Day provided such instruction is received by 10:00 a.m. (PST) on the day prior to the requested disbursement.

(b) Upon the satisfaction or waiver (in accordance with Section 11.1 of the Credit Agreement) of the conditions set forth in Section 6.2 of the Credit Agreement (other than conditions that will be satisfied substantially concurrently with the release of the Escrow Property), the Borrower will promptly deliver a Borrower Release Request to each of the Agents and the Escrow Agent, confirming that all of such conditions have been satisfied or will be satisfied substantially concurrently with the release of the Escrow Property (the date that all of such conditions have been or will be so satisfied, the “Acquisition Effective Date”).

(c) Promptly upon receipt of (x) the Borrower Release Request and (y) confirmation by the Agents of their receipt and acknowledgment of the same signed by an Authorized Representative, the Escrow Agent will liquidate all investments and release the Escrow Property as follows: any and all remaining Escrow Property, together with interest or other income with respect to such remaining Escrow Property that became part of the Escrow Property pursuant to Section 2(a)(ii) hereof, to the Borrower, by wire transfer of immediately available funds in accordance with the wire instructions provided to the Escrow Agent as set forth in Section 3(h) hereof.

For the avoidance of doubt, any amounts required to be released above shall be stated on the Borrower Release Request.

(d) If the conditions contained in clause (b) have not been satisfied by the Escrow Conditions Deadline, upon the receipt of a Collateral Agent Notice, the Escrow Agent will,

promptly following the Escrow Conditions Deadline, liquidate all investments of Escrow Property then held by it and release all of the Escrow Property as follows:

(i) first, to the Agents, an amount of Escrow Property in cash equal to amounts owing to the Agents in respect of fees and expenses of the Agents under the Credit Agreement by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 3(h) hereof;

(ii) second, to the Administrative Agent, an amount of Escrow Property in cash equal to the outstanding principal amount of the Term Loans plus accrued and unpaid interest on the Term Loans through the date of such prepayment for payment to the Lenders in accordance with the prepayment provisions contained in Section 4.2(e) of the Credit Agreement; such release of Escrow Property to the Administrative Agent will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 3(h) hereof; and

(iii) third, to the Borrower, any Escrow Property remaining after distributions in clauses (d)(i) and (ii) above, by wire transfer of immediately available funds in accordance with the wire instructions provided to the Escrow Agent as set forth in Section 3(h) hereof.

For the avoidance of doubt, any amounts required to be released above shall be stated on the Collateral Agent Notice.

(e) If the Escrow Agent receives a written notice and instruction from an Authorized Representative of the Collateral Agent that an Event of Default pursuant to Section 9.1(c) of the Credit Agreement (solely with respect to any interest payment) (a “Payment Default”) has occurred and is continuing (a “Collateral Agent Payment Default Notice”), then the Escrow Agent will, within one Business Day after receipt of such written notice and instruction from the Collateral Agent, liquidate and release to the Administrative Agent for payment to the Lenders, an amount of Escrow Property in cash equal to the amount of such Payment Default as so specified in the Collateral Agent Payment Default Notice; such release of Escrow Property to the Administrative Agent under the Credit Agreement will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 3(h) hereof.

For the avoidance of doubt, any amounts required to be released above shall be stated on a Collateral Agent Payment Default Notice.

(f) The Collateral Agent agrees to promptly execute and deliver or cause to be executed and delivered any instruments, documents and agreements and to promptly take all additional steps reasonably requested by the Borrower to evidence and/or confirm the release of all or any portion of the Escrow Property to the Borrower in accordance with this Section 3, including authorizing filing of one or more UCC amendments or termination statements in such jurisdictions and filing offices as are reasonably necessary or advisable (as reasonably determined by the Borrower) in order to terminate or discharge the applicable security interest granted herein. In connection with any release pursuant to this Section 3(f), the Borrower shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC amendments or termination statements.

(g) Notwithstanding anything to the contrary set forth in Section 9(f), any Borrower Release Request, Collateral Agent Notice, Collateral Agent Payment Default Notice or other notice related to the transfer or distribution of the Escrow Property, must be in writing executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth on the Designation of Authorized Representatives attached hereto as Schedule I-1 and Schedule I-2, as applicable (each an “Authorized Representative”), and delivered to the Escrow Agent only by confirmed facsimile or as a Portable Document Format (“PDF”) attached to an email on a Business Day only at the fax number or email address set forth in Section 9(f) below. Each designation of Authorized Representatives shall be signed by the Secretary, any Assistant Secretary or other duly authorized person of the named Party. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Property if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of the Escrow Agent. The Escrow Agent shall make all disbursements hereunder in accordance with the payment instructions provided by the Agent or the Borrower, as applicable, and shall have no duty to verify such payment instructions or to inquire as to their authenticity or the authority under which they were provided.

(h) The Parties each acknowledge that the Escrow Agent is authorized to use the funds transfer instructions below to disburse any funds due to each Agent without a verifying call-back as set forth in Section 3(i) below:

(i) (A) All cash (including the cash proceeds from liquidation of any Escrow Property) distributed from the Escrow Account to the Borrower will be transferred by wire transfer of immediately available funds in accordance with the wire transfer instructions indicated in the Borrower Release Request provided by the Borrower to the Escrow Agent and acknowledged in writing by the Administrative Agent (which will require a call-back as set forth in Section 3(i) below).

(B) If, upon termination of this Agreement and after any required liquidation or distribution of Escrow Property for the benefit of any person other than the Borrower pursuant to this Section 3, any Escrow Property consists of assets other than cash and is to be released to the Borrower, the Escrow Agent shall liquidate, as instructed by the Borrower such Escrow Property into cash and distribute it to the Borrower pursuant to this Section 3(h) unless the Borrower has provided a prior written request to the Escrow Agent not to liquidate such Escrow Property and to deliver such non-cash Escrow Property in kind to the Borrower at such account(s) or location(s) specified by the Borrower in such written request. If the Escrow Agent receives such a request, it shall deliver such non-cash Escrow Property to the Borrower as promptly as practicable. No request by the Borrower pursuant to this paragraph shall constitute an “Entitlement Order” or instruction with respect to the Escrow Property prior to the termination of this Agreement.

(ii) All cash distributed from the Escrow Account to the Administrative Agent for payment on the Term Loans will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Bank:	Deutsche Bank Trust Company Americas (BKTRUS33)
Address:	60 Wall Street, New York, New York 10005
ABA No.:	021001033
Account Name:	Commercial Loans Division
Account No.:	60200119
Attention:	Mark Kellam II

(iii) All cash distributed from the Escrow Account to the Collateral Agent or Administrative Agent for fees and expenses of the Agents will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Bank:	Deutsche Bank Trust Company Americas (BKTRUS33)
Address:	60 Wall Street, New York, New York 10005
ABA No.:	021001033
Account Name:	Commercial Loans Division
Account No.:	60200119
Attention:	Mark Kellam II

(i) In the event any other funds transfer instructions are set forth in a permitted instruction from a Party or the Parties in accordance with Section 3, the Escrow Agent is authorized to seek confirmation of such funds transfer instructions by a single telephone call-back to one of the Authorized Representatives of each party hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons designated as Authorized Representatives and telephone numbers for same may be changed only in a writing executed by an Authorized Representative or other duly authorized person of the applicable Party setting forth such changes and actually received by the Escrow Agent via facsimile or as a PDF attached to an email. Except as set forth in Section 3(h) above, no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback. The Escrow Agent, any intermediary bank and the beneficiary’s bank in any funds transfer may rely upon the identifying number of the beneficiary’s bank or any intermediary bank included in a funds transfer instruction provided by a Party or the Parties and confirmed by an Authorized Representative. Further the beneficiary’s bank in the funds transfer instruction may make payment on the basis of the account number provided in such Party’s or the Parties’ instruction and confirmed by an Authorized Representative even though it identifies a person different from the named beneficiary.

(j) The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the internet and the Parties hereby expressly assume such risks.

(k) The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Escrow Property in full by the Escrow Agent, this Agreement shall terminate and the related account(s) shall be closed, subject to the provisions of Section 2(b).

(l) The Escrow Agent shall, on a monthly basis and upon the request of the Agent and the Borrower, provide to the Agent and Borrower cash transaction statements identifying transactions, transfers or holdings of Escrow Property which include detail for all investment transactions effected by Escrow Agent. If Agent and Borrower elect, Escrow Agent will deliver statements electronically and will provide paper statements only upon request.

Section 4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (a) the Escrow Agent does not represent, warrant or guaranty to the Agents or the Lenders from time to time the performance of the Borrower; (b) the Escrow Agent shall have no responsibility to the Borrower or the Agents or the Lenders from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence, bad faith or willful misconduct of the Escrow Agent that was the cause of any direct loss to any Party; (c) the Borrower shall remain solely responsible for all aspects of its business and conduct; and (d) the Escrow Agent shall not be obligated to supervise, inspect or inform the Borrower, the Agents or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Borrower or the Collateral Agent in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed by an Authorized Representative of a specified Party, (iii) for any special, incidental, indirect, consequential, punitive or special damages or losses of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (v) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit. Except as specifically provided herein, the Escrow Agent shall have no duty to solicit any payments which may be due to it or the Escrow Account, including, without limitation, the Escrow Property, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature and no duties, including but not limited to any fiduciary duty, shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation the Credit Agreement or any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed by an Authorized Representative or presented by the Parties purporting to sign the same. Any notice, document, instruction or request delivered by a Party but not required under this Agreement may be disregarded by the Escrow Agent and returned to the sending Party. The rights and powers granted to the Escrow Agent hereunder are being granted in order to allow the Escrow Agent to hold and disburse the Escrow Property in accordance with the terms hereof and preserve and protect the Collateral Agent’s security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Borrower, the Administrative Agent, the Lenders or any other party.

At the expense of the Borrower, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith or pursuant to the gross negligence or willful misconduct of the Escrow Agent.

Except upon its receipt of a Collateral Agent Notice, a Collateral Agent Payment Default Notice or a Borrower Release Request, in the event of any ambiguity in the provisions of this Agreement with respect to any Escrow Property, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. In such event, the Escrow Agent shall be entitled to refuse to act until either (a) it shall have received an instruction from an Authorized Representative of the Collateral Agent and the Borrower; or (b) any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of, the Borrower.

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

Section 5. Indemnity. The Borrower shall indemnify, hold harmless, pay or reimburse and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, affiliates and their respective successors, assigns, (each, an “Indemnified Person”) from and against any and all losses, penalties, judgments, settlements, litigation, claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising out of or in connection with (a) the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence, bad faith or willful misconduct of any such Indemnified Person (as determined by a judgment of a court of competent jurisdiction) and (b) the Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

Section 6. Grant of Security Interest; Instructions to Escrow Agent. (a) The Borrower hereby grants a first priority security interest in and lien on, and assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, all of its right, title and interest in, to the extent applicable, (i) the Escrow Accounts and the Escrow Property (including, without limitation, all Escrow Property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Accounts, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent or the Collateral Agent pursuant to Section 2); (ii) all rights that the Borrower has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Escrow Property; and (iii) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure the Obligations. The Escrow Agent hereby acknowledges the Collateral Agent’s security interest and lien as set forth above. The Borrower shall take all actions and shall direct the Collateral Agent in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties in order to secure all Obligations. The Borrower shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Borrower’s right, title or interest in the Escrow Account or any Collateral.

(b) The Borrower and the Collateral Agent hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Accounts for the benefit of the Collateral Agent on its own behalf and on behalf of the Secured Parties to the extent specifically required herein; and

(ii) transfer the Collateral to each applicable Agent and the Borrower, as applicable, to the extent required by Section 3(c), Section 3(d) or Section 3(e).

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Collateral Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Borrower pursuant to Section 3. The Escrow Agent shall not have any right to receive compensation from the Agents and shall have no authority to obligate the Agents or to compromise or pledge its security interest hereunder. The Escrow Agent is hereby directed to, and hereby agrees to, cooperate with the Collateral Agent in the exercise of its rights in the Collateral provided for herein.

(c) The Borrower will (i) execute and deliver to the Collateral Agent or cause to be executed and delivered to the Collateral Agent, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Collateral Agent and take any other actions that are necessary or desirable, to perfect, continue the perfection of, or protect the first priority of the Collateral Agent’s security interest in and to the Collateral, or to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement and (ii) file or to cause to be filed one or more UCC financing statements and continuation statements or financing change statements, as the case may be, in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. The Borrower also hereby authorizes the Collateral Agent to file any financing or continuation statements or financing change statements, as the case may be, with respect to the Collateral without its respective signature (to the extent permitted by applicable law). The Borrower shall pay all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Collateral Agent shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Collateral Agent nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d) The Borrower hereby appoints the Collateral Agent as attorney-in-fact with full power of substitution to do any act that the Borrower is obligated hereby to do, and the Collateral Agent may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise such rights as the Borrower might exercise with respect to the Collateral and take any action in the Borrower’s name to protect the Collateral Agent’s security interest hereunder.

(e) Each of the Parties and the Escrow Agent acknowledges and agrees that: (i) each of the Securities Accounts is and will be treated as a “securities account,” and each of the Cash Accounts is and will be treated as a “deposit account,” (ii) the Escrow Property in the Securities Accounts (other than any cash balance) will be treated as “financial assets,” (iii) this Agreement governs the Escrow Accounts and provides rules governing the priority among possible “entitlement orders” and instructions received by the Escrow Agent as “securities intermediary” from the Borrower, the Collateral Agent and any other persons entitled to give “entitlement orders” and instructions with respect to such financial assets and (iv) the “securities intermediary’s jurisdiction” and “bank’s jurisdiction” is the State of New York (as each such term is defined in the UCC). The Escrow Agent represents and warrants that it is (x) a “Securities Intermediary” with respect to the Securities Accounts and the “Financial Assets” credited to the Securities Accounts or (y) a “Bank” with respect to the Cash Accounts. The Borrower represents that it is a validly existing corporation under the laws of Delaware. During the term of this Agreement, the Borrower will not change its legal name, identity or organizational type, jurisdiction of organization or location of the chief executive office without giving the Collateral Agent thirty (30) days prior written notice and within thirty (30) days it shall have taken all actions reasonably necessary to maintain the perfection and priority of the security interest granted hereunder, if applicable. Without limiting the Borrower’s rights under Section 3, but notwithstanding any other provision of this Agreement, the Escrow Agent shall comply with all entitlement orders and instructions of either Agent without further consent of the Borrower.

(f) The Borrower hereby confirms that the arrangements established under this Section 6 constitute “control” (within the meanings of Sections 9-104 and 9-106 of the UCC) by the Collateral Agent of the Escrow Account and the Escrow Property credited thereto. The Escrow Agent and the Borrower have not entered into and will not enter into any other agreement with respect to control of the Escrow Accounts or that purports to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Collateral Agent with respect to the Escrow Accounts as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Accounts between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(g) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Accounts or any funds therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent in the Escrow Accounts and the Escrow Property therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Accounts or to assert against the Escrow Accounts any present or future security interest, banker’s lien or any other lien or claim (including any claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Accounts or any funds therein or credited thereto.

Section 7. Termination. This Agreement and the security interest in the Escrow Accounts evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrow Property in accordance with Section 3 hereof; provided, however, that the obligations of the Borrower under Section 2(b) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 8. Security Interest Absolute. All rights of each Agent for its own benefit and the benefit of the Lenders and the Secured Parties, the security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or of this Agreement.

Section 9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the intent of the parties hereto.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Borrower hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties hereto and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement and the Credit Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only if made or duly given in writing by all parties hereto, and neither the Escrow Agent nor any Agent shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or any Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Agents would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. Except as otherwise required by Section 3(g) above, all notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three (3) Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; or (iv) one (1) Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

MUFG Union Bank, N.A., as Escrow Agent

350 California Street, 11th Floor

San Francisco, CA 94104

Attention: Keith Sevigny

Telephone: (415) 273-2515

Facsimile: (415) 273-2492

Email: keith.sevigny@unionbank.com

With a copy to:

CTNY1@unionbank.com and

AccountAdministration-Corporate.Trust@unionbank.com

To the Administrative Agent or Collateral Agent:

Deutsche Bank AG New York Branch

60 Wall Street

New York, NY 10005

Attn.: Mark Kellam II

Telephone: +904 271-2469

Facsimile: +904 746-4860

Email: mark.kellam@db.com

With a copy to (which shall not constitute notice):

White & Case

555 South Flower Street

Suite 2700

Los Angeles, California 90071-2433

Attn.: Brenda Dieck

Telephone: + 213 620 7717

Facsimile: + 212 354 8113

Email: bdieck@whitecase.com

To the Borrower:

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, Arizona 85008

Attn.: Treasurer

Telephone: + 602 244 5226

Facsimile: + 602 244 5226

Email: bernard.gutmann@onsemi.com

and

Attn: General Counsel

Telephone: + 602 244 5226

Facsimile: + 602 244 5500

Email: sonny.cave@onsemi.com

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

Attn.: Jeff Kayes

Telephone: + 415 268 6975

Facsimile: + 415 268 7522

Email: jkayes@mofo.com

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f). Notwithstanding the foregoing, notices and other communications to any Agent or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 9(f) shall not be deemed duly given and received until actually received by such Agent or the Escrow Agent, as applicable, at its address set forth above.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(h) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i) Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE BORROWER, EACH AGENT AND THE ESCROW AGENT HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS. FOR PURPOSES OF THE UCC, THE ESCROW AGENT’S JURISDICTION (WITHIN THE MEANING OF SECTIONS 8-110, 9-304 AND 9-305 OF THE UCC) SHALL BE THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY

AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED.

(j) Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Borrower does not violate any material applicable law or regulation to which the Borrower is subject to the extent resulting in a Company Material Adverse Effect. Other than the interests of the Escrow Agent and the Collateral Agent, the Borrower is, with respect to the Collateral it is delivering pursuant to this Agreement, the sole beneficial owner of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and is the only owner of the Escrow Accounts and Escrow Property held or credited therein. The person(s) executing this Agreement on behalf of the Borrower and certifying Authorized Representatives in the applicable Schedule I have been duly and properly authorized to do so, and each Authorized Representative of the Borrower has been duly and properly authorized to take the actions specified for such person in the applicable Schedule I.

(k) Representations and Warranties of Escrow Agent and each Agent. The Escrow Agent and each Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Escrow Agent hereby represents and warrants that the person(s) executing this Agreement is duly authorized to do so, and that this Agreement has been duly executed and delivered on its behalf. Each Agent hereby represents and warrants that the person(s) executing this Agreement and certifying Authorized Representatives in the applicable Schedule I are duly authorized to do so, and that this Agreement has been duly executed and delivered on its behalf and each Authorized Representative of each Agent has been duly and properly authorized to take the actions specified for such person in the applicable Schedule I.

(l) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Borrower or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m) Interpretation of Agreement. All terms not defined herein or in the Credit Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to any Agent or the Borrower conflicts with the Credit Agreement, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n) Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement and shall terminate only upon the termination of this Agreement.

(o) Compliance with Orders. Notwithstanding the security interest granted to the Collateral Agent herein or any other terms set forth in this Agreement, in the event that a legal garnishment, attachment, levy restraining notice or court order is served with respect to any of the Escrow Property, or the delivery thereof shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion (but following reasonable prior notice to the Collateral Agent and the Borrower to the extent permitted by applicable law), to obey and comply with all such orders so entered or issued that it is advised by legal counsel of its own choosing are binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance, even if such order is subsequently reversed, modified, annulled, set aside or vacated.

(p) Information. The Parties authorize the Escrow Agent to disclose information with respect to this Agreement and the account(s) established hereunder, the Parties, or any transaction hereunder if such disclosure is: (i) necessary or desirable, in the Escrow Agent’s opinion, for the purpose of allowing the Escrow Agent to perform its duties and to exercise its powers and rights hereunder; (ii) to a proposed assignee of the rights of the Escrow Agent; (iii) to a branch, affiliate, subsidiary, employee or agent of the Escrow Agent or to their auditors, regulators or legal advisers or to any competent court; (iv) to the auditors of any of the Parties; or (v) permitted or required by applicable law, regardless of whether the disclosure is made in the country in which each Party resides, in which the Escrow Account is maintained, or in which the transaction is conducted. The Parties agree that such disclosures by the Escrow Agent and its affiliates may be transmitted across national boundaries and through networks, including those owned by third parties.

(q) Miscellaneous. To the extent that in any jurisdiction any party hereto may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such party shall not claim, and hereby irrevocably waives, such immunity. The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

ON SEMICONDUCTOR CORPORATION, as Borrower

/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

MUFG UNION BANK, N.A., as Escrow Agent

/s/ Keith Sevingy
Name:	Keith Sevingy
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent

/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

[Signature Page to Escrow Agreement]

SCHEDULE I-1

to

Escrow Agreement

DESIGNATION OF AUTHORIZED REPRESENTATIVES OF BORROWER

The following persons are entitled to give notices and instructions, confirm instructions and give other communications to the Escrow Agent on behalf of the Borrower:

Name and Title	Specimen Signature

Keith D. Jackson
Title: President and Chief Executive Officer

Phone Number: 602-244-7386

Mark N. Rogers
Title: Vice President, Assistant General Counsel, Assistant Compliance and Ethics Officer and Assistant Corporate Secretary

Phone Number: 602-244-3550

*	This Schedule I-1 may be amended from time to time by written notice from an Authorized Representative of the Borrower to the Escrow Agent and the Agents.

FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS SCHEDULE I-1.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature of the Authorized Representative authorizing said funds transfer on behalf of such Party.

I-1-1

SCHEDULE I-2

to

Escrow Agreement

DESIGNATION OF AUTHORIZED REPRESENTATIVES OF AGENTS

The following persons are entitled to give notices and instructions, confirm instructions and give other communications to the Escrow Agent on behalf of the Administrative Agent or the Collateral Agent:

Name and Title	Specimen Signature

Anca Trifan
Title: Managing Director
Tel: (212) 250-6159

Dusan Lazarov
Title: Director
Tel: (212) 250-0211

Michael Winters
Title: Vice President
Tel: (212) 250-8341

*	This Schedule I-2 may be amended from time to time by written notice from an Authorized Representative of the Agents to the Escrow Agent.

FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS SCHEDULE I-2.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature of the Authorized Representative authorizing said funds transfer on behalf of such Party.

I-2-1

SCHEDULE II

to

Escrow Agreement

SCHEDULE OF FEES

ANNEX I Escrow	Acceptance and Set-up Fee: (Due and payable on the closing date)	Waived	to Agreement

FORM OF	Annual Escrow Administration Fee	Waived

(First year’s fee is due and payable in advance on the closing date and annually thereafter on the anniversary date)

	Legal Counsel Fee	No Charge

(use of Union Bank in-house legal counsel)

Transactional Charges

	Disbursements / wires (each)	Waived

	Investment settlement (per sale/purchase/transfer*)	Waived

(* includes drawings and deposits under investment agreements or similar arrangements)

	Online Reporting (Internet access to account information)	No Charge

	Out-of-Pocket Expenses:	Waived

Extraordinary Services

Extraordinary services are unforeseen duties or responsibilities not covered above. A reasonable charge will be assessed based on the nature of the service and the responsibility involved.

This fee schedule is for customary escrow agent services. If we are called upon to perform any services not described above, an extra charge may apply.

II-1

ANNEX I

to

Escrow Agreement

FORM OF BORROWER RELEASE REQUEST

This certificate is being delivered to the Agents and the Escrow Agent pursuant to Section 3(c) of the Escrow Agreement dated as of April 15, 2016 (the “Escrow Agreement”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), MUFG UNION BANK, N.A., as escrow agent (the “Escrow Agent”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (the “Collateral Agent”) and Administrative Agent (the “Administrative Agent” and, together with the Collateral Agent, the “Agents”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement or in the Credit Agreement (as defined in the Escrow Agreement).

The Borrower hereby certifies through the undersigned officers that the conditions set forth in Section 6.2 of the Credit Agreement have been satisfied or will be satisfied substantially concurrently with the release of the Escrow Property.

The Borrower hereby instructs the Escrow Agent to use the following wire transfer instructions in distributing cash to the Borrower pursuant to Section 3(c) of the Escrow Agreement:

Bank:

ABA No.:

Account Name:

Account No.:

F/F/C:

Attention:

Escrow Property amount to be released to Borrower: $

Escrow Property amount to be released to Administrative Agent: $

IN WITNESS WHEREOF, the Borrower, through the undersigned officer, has signed this Certificate this        day of       , 2016.

ON SEMICONDUCTOR CORPORATION

By:
Name:
Title:

Confirmed Receipt: Deutsche Bank AG New York Branch

By:
Name:
Title:
[each an Authorized Representative]

A-I-1

ANNEX II

to

Escrow Agreement

FORM OF COLLATERAL AGENT NOTICE

with regards to

ON SEMICONDUCTOR CORPORATION

This certificate is being delivered to the Borrower and the Escrow Agent pursuant to Section 3(d) of the Escrow Agreement dated as of April 15, 2016 (the “Escrow Agreement”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), MUFG UNION BANK, N.A., as escrow agent (the “Escrow Agent”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (the “Collateral Agent”) and Administrative Agent. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement.

The Collateral Agent hereby confirms through the undersigned officer that, as of the Escrow Conditions Deadline, it has not received a Borrower Release Request certifying that the conditions to release of Escrow Property set forth in Section 3(b) of the Escrow Agreement have been satisfied. Therefore, the Collateral Agent hereby provides this written notice and instruction to the Escrow Agent and the Borrower to liquidate all investments of Escrow Property currently held by it and to release all of the Escrow Property as set forth in Section 3(d) of the Escrow Agreement.

Escrow Property amount to be released to Borrower: $

Escrow Property amount to be released to Administrative Agent: $

IN WITNESS WHEREOF, the Collateral Agent, through the undersigned officer, has signed this Certificate this                      day of                     , 2016.

DEUTSCHE BANK AG NEW YORK BRANCH

as Collateral Agent

By:
Name:
Title:

A-II-1

ANNEX III

to

Escrow Agreement

FORM OF COLLATERAL AGENT PAYMENT DEFAULT NOTICE

with regards to

ON SEMICONDUCTOR CORPORATION

This certificate is being delivered to the Borrower and the Escrow Agent pursuant to Section 3(e) of the Escrow Agreement dated as of April 15, 2016 (the “Escrow Agreement”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), MUFG UNION BANK, N.A., as escrow agent (the “Escrow Agent”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (the “Collateral Agent”) and Administrative Agent. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement.

The Collateral Agent hereby confirms through the undersigned officer that an Event of Default pursuant to Section 9.1(c) of the Credit Agreement has occurred and is continuing. Therefore, the Collateral Agent hereby provides this written notice and instruction to the Escrow Agent and the Borrower to liquidate and release an amount of the Escrow Property as set forth in Section 3(e) of the Escrow Agreement.

Escrow Property amount to be released to Administrative Agent: $

IN WITNESS WHEREOF, the Collateral Agent, through the undersigned officer, has signed this Certificate this        day of       , 2016.

DEUTSCHE BANK AG NEW YORK BRANCH

as Collateral Agent

By:
Name:
Title:

A-III-1